Securities and Exchange Commission

100 F Street, N.E.
Washington, D.C. 20549

Re:  Charles & Colvard, Ltd.

Ladies and Gentlemen:

Pursuant to General Instruction 7 to each of Form 3 (Initial Statement of Beneficial
Ownership of Securities), Form 4 (Statement of Changes of Beneficial Ownership of
Securities) and Form 5 (Annual Statement of Beneficial Ownership of Securities)
promulgated by the Securities and Exchange Commission (the "Commission") pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the undersigned director of Charles & Colvard, Ltd. (the "Company") hereby authorizes and designates Robert S. Thomas, Cyrus M. Johnson, and James R. Braun, and each of them, to execute and file with the Commission on the undersigned's behalf any and all statements on Form 3, Form 4 or Form 5 relating to the undersigned's beneficial ownership of securities of the Company as required by Section 16(a) of the Exchange Act and the rules of the Commission promulgated thereunder.  This authorization and designation shall be effective for so long as the undersigned remains subject to the provisions of Section 16 of the Exchange Act.

Effective as of the 22nd day of May, 2007.

/s/ Robert A. Leggett
Name:  Robert A. Leggett